As filed with the Securities and Exchange Commission on October 3, 1997

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported) September 19, 1997


                                  CAPITAL TRUST
             (Exact Name of Registrant as Specified in its Charter)


California                        1-8063                            94-6181186
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(State or Other                 (Commission                   (I.R.S. Employer
Jurisdiction of                File Number)                     Identification
incorporation)                                                            No.)

605 Third Avenue, 26th Floor
New York, New York                                                    10016
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(Address of Principal Executive Offices)                            (Zip Code)


                                 (212) 655-0220
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              (Registrant's Telephone Number, Including Area Code)


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          (Former name or former address, if changed since last report)



636100.1

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ITEM 2.           Acquisition or Disposition of Assets

         On September 19, 1997, the Registrant purchased 18.75% of an $80 million note originated by an affiliate of the First National Bank of Boston ("BKB") (the "Note"). The Note is secured by a pledge of the ownership interests in the entities that own a 1.75 million square foot office building located at 277 Park Avenue in New York City (the "Property"). The Registrant purchased the Note for $15.6 million, representing a premium of approximately 104% over the $15 million face value of the Note. The purchase of the Note was funded with a combination of cash equity and financing through a repurchase obligation with German American Capital Corporation (the "REPO") at a specified rate above LIBOR.

         The Note, which matures in April 2007, bears interest at a 12% per annum fixed rate for the first nine years from the April 1997 origination date and thereafter in the tenth year at a specified rate above LIBOR. In the event that cash flow is not available to service the Note, two percent (2%) of the interest can be accrued per annum and added to principal. The Registrant, simultaneously with the purchase of the Note, entered into an interest rate swap agreement (the "Swap") with another affiliate of BKB pursuant to which it will receive a specified rate of interest above LIBOR on the notional amount of the Swap in exchange for specified fixed rate payments.

         The Note is additionally secured by a full payment guarantee by Stanley Stahl, the principal owner of the Property owning entities, in the event of certain occurrences, including bankruptcy. Prepayment of the Note by the borrower is prohibited during the first five years; thereafter during the next four years the Note can be prepaid with yield maintenance. The Note is fully prepayable with no premium or penalty in the tenth year.


636100.1

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CAPITAL TRUST
                                   (Registrant)



Date: October 3, 1997                      By:  /s/ John R. Klopp
                                                -----------------------
                                                Name: John R. Klopp
                                                Title: Chief Executive Officer

636100.1